Exhibit 3

TENDER AND VOTING AGREEMENT

THIS TENDER AND VOTING AGREEMENT (this “Agreement”) is made and entered into as of November 19, 2006 by and between Actelion US Holding Company, a Delaware corporation (“Parent”), and the undersigned stockholder (the “Stockholder”) of CoTherix, Inc., a Delaware corporation (the “Company”).

RECITALS

A. Parent, Curl Acquisition Subsidiary, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Purchaser”), and the Company have entered into an Agreement and Plan of Merger of even date herewith (the “Merger Agreement”), which provides for, among other things, (i) an offer by Purchaser (the “Offer”) to pay Thirteen Dollars and Fifty Cents ($13.50) in cash (the “Offer Price”) for each of the issued and outstanding shares of common stock, par value $0.001 per share, of the Company (“Company Common Stock”), and (ii) the merger of Purchaser with and into the Company (the “Merger”) pursuant to which all outstanding shares of capital stock of the Company will be converted into the right to receive the consideration set forth in the Merger Agreement. Parent and Purchaser required that the Stockholder enter into this Agreement to induce them to enter into the Merger Agreement.

B. The Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of such number of shares of the outstanding capital stock of the Company and options, warrants, stock awards and other rights to purchase such number of shares of capital stock of the Company as is indicated on the signature page of this Agreement.

C. In consideration of the execution of the Merger Agreement by Parent, the Stockholder is hereby agreeing to tender and vote the Shares as described herein.

NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

1. Certain Definitions. All capitalized terms that are used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

(a) “Beneficially Own,” “Beneficial Ownership” and similar terms shall have the meaning set forth in Rule 13d-3 under the Exchange Act, subject however to Section 14(q).

(b) “Expiration Date” shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been terminated pursuant to Article X thereof and (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement.

(c) “Person” shall mean any individual, corporation, limited liability company, general or limited partnership, trust, unincorporated association or other entity of any kind or nature, or any governmental authority.

(d) “Shares” shall mean (i) all securities of the Company (including all shares of Company Common Stock and all options, warrants, stock awards and other rights to acquire shares of Company Common Stock) Beneficially Owned by the Stockholder as of the date hereof, and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants, stock awards and other rights to acquire shares of Company Common Stock) of which the Stockholder acquires Beneficial Ownership during the period from the date of this Agreement through the Expiration Date (including by way of stock dividend or distribution, split-up, recapitalization, combination, exchange of shares and the like).

(e) “Transfer.” A Person shall be deemed to have effected a “Transfer” of a Share if such Person directly or indirectly (i) sells, pledges, encumbers, assigns, grants an option or other right with respect to, transfers or disposes of such Share or any interest in such Share, or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, assignment of, grant of an option or other right with respect to, transfer of or disposition of such Share or any interest therein.

2. Transfer of Shares.

(a) Transfer Restrictions. The Stockholder shall not cause or permit any Transfer of any of the Shares to be effected except (i) pursuant to Section 4 hereof; (ii) in the case of an individual Stockholder only, to a member of such Stockholder’s immediate family or a trust or custodianship for the exclusive benefit of such Stockholder’s immediate family, provided that the transferee agrees in writing to be bound by the terms of this Agreement to the same extent as the Stockholder and delivers a duly signed Proxy (as defined in Section 7 hereof); or (iii) in the case of an individual Stockholder only, pursuant to the terms of a trading plan adopted pursuant to Rule 10b5-1 under the Exchange Act, which plan was in effect on or before August 30, 2006.

(b) Transfer of Voting Rights. The Stockholder shall not (or permit any Person to) deposit any Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement with respect to any of the Shares except pursuant to Section 7 hereof.

3. Agreement to Vote Shares.

(a) At every meeting of the stockholders of the Company called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of Company, the Stockholder shall, or shall cause the holder of record on any applicable record date to, vote the Shares:

(i) in favor of the adoption of the Merger Agreement, and in favor of each of the other actions contemplated by the Merger Agreement;

(ii) against approval of any matter made in opposition to, or in competition with, consummation of the Offer, the Merger or any other transaction contemplated by the Merger Agreement; and

(iii) against any of the following actions (other than those actions that relate to the Offer, the Merger and any other transactions contemplated by the Merger Agreement): (A) any merger, consolidation, business combination, sale of assets, reorganization or recapitalization of the Company or any subsidiary of the Company with any party, (B) any sale, lease or transfer of any significant part of the assets of the Company or any subsidiary of the Company, (C) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any subsidiary of the Company, (D) any material change in the capitalization of the Company or any subsidiary of the Company, or the corporate structure of the Company or any subsidiary of the Company, or (E) any matter that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Offer, the Merger or any other transactions contemplated by the Merger Agreement or the consummation of any of the foregoing.

(b) In the event that a meeting of the stockholders of the Company is held, the Stockholder shall, or shall cause the holder of record on any applicable record date to, appear at such meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum.

(c) The Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with the terms of this Section 3.

4. Agreement to Tender. The Stockholder shall tender (and shall not withdraw), pursuant to and in accordance with the terms of the Offer, the Shares. No later than ten (10) business days after the mailing of the Offer Documents, the Stockholder shall (i) deliver to the depositary designated in the Offer, (A) a letter of transmittal with respect to the Shares complying with the terms of the Offer, (B) certificates representing the Shares and (C) all other documents or instruments required to be delivered pursuant to the terms of the Offer, and/or (ii) instruct its broker or such other person who is the holder of record of any Shares beneficially owned by the Stockholder to tender such Shares for exchange in the Offer pursuant to the terms and conditions of the Offer. The Stockholder shall not tender the Shares into any exchange or tender offer commenced by a third party other than Parent, Purchaser or any other subsidiary of Parent.

5. Agreement Not To Exercise Appraisal Rights. The Stockholder shall not exercise any rights (including without limitation, under Section 262 of the Delaware bend Corporation Law) to demand appraisal of any Shares this may arise with respect to the Offer or the Merger.

6. Capacity as a Stockholder. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall (or require the Stockholder to attempt to) limit or restrict the Stockholder, or any designee of the Stockholder, in such person’s capacity as a director or officer of the Company from acting in such capacity or voting in such person’s sole discretion on any matter (it being understood that this Agreement shall apply to the Stockholder solely in the Stockholder’s capacity as a stockholder of the Company).

7. Irrevocable Proxy. Concurrently with the execution of this Agreement, the Stockholder shall deliver to Parent a proxy in the form attached hereto as Exhibit A (the “Proxy”), which shall be irrevocable to the fullest extent permissible by law, with respect to the Shares.

8. Representations and Warranties of the Stockholder.

(a) Power; Binding Agreement. The Stockholder has full power and authority to execute and deliver this Agreement and the Proxy, to perform the Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Stockholder of this Agreement, the performance by the Stockholder of its obligations hereunder and the consummation by the Stockholder of the transactions contemplated hereby have been duly and validly authorized by the Stockholder and no other actions or proceedings on the part of the Stockholder are necessary to authorize the execution and delivery by it of this Agreement, the performance by the Stockholder of its obligations hereunder or the consummation by the Stockholder of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Stockholder, and, assuming this Agreement constitutes a valid and binding obligation of Parent, constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms.

(b) No Conflicts. Except for filings under the Exchange Act and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, no filing with, and no permit, authorization, consent, or approval of, any state or federal public body or authority (“Governmental Entity”) is necessary for the execution by the Stockholder of this Agreement, the performance by the Stockholder of its obligations hereunder and the consummation by the Stockholder of the transactions contemplated hereby. None of the execution and delivery by the Stockholder of this Agreement, the performance by the Stockholder of its obligations hereunder or the consummation by the Stockholder of the transactions contemplated hereby will (i) conflict with or result in any breach of any organizational documents applicable to the Stockholder, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement, or other instrument or obligation of any kind to which the Stockholder is a party or by which the Stockholder or any of the Stockholder’s properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, judgment, order, statute, rule, or regulation applicable to the Stockholder or any of the Stockholder’s properties or assets.

(c) Ownership of Shares. The Stockholder (i) is the beneficial owner of the shares of Company Common Stock indicated on the signature page of this Agreement, all of which are free and clear of any liens, adverse claims, charges, security interests, pledges or options, proxies, voting trusts or agreements, understandings or agreements, or any other rights or encumbrances whatsoever (“Encumbrances”) (except any Encumbrances arising under securities laws or arising hereunder), (ii) is the owner of options, warrants, stock awards and other rights that are exercisable for the number of shares of Company Common Stock indicated on the signature page of this Agreement, all of which options and shares of Company Common Stock issuable upon the exercise of such options are free and clear of any Encumbrances (except any Encumbrances arising under securities laws or arising hereunder), and (iii) does not Beneficially Own, or otherwise own, of record or otherwise, any securities of the Company other than the shares of Company Common Stock, options to purchase shares of Company Common Stock, and shares of Company Common Stock issuable upon the exercise of such options, indicated on the signature page of this Agreement.

(d) Voting Power. The Stockholder has or will have sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth herein, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement.

(e) No Finder’s Fees. No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial adviser’s or other similar fee or commission in connection with the transactions contemplated by the Merger Agreement or this Agreement based upon arrangements made by or on behalf of the Stockholder.

(f) Reliance by Parent. The Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement.

9. Certain Restrictions. The Stockholder shall not, directly or indirectly, take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect.

10. No Solicitation. The Stockholder (in the Stockholder’s capacity as such) agrees to be bound by the provisions of Section 8.2 of the Merger Agreement, in the same manner as if the Stockholder were a direct party to such provisions. The Stockholder shall immediately cease any and all existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any Acquisition Proposal. Without limiting the generality of the foregoing, the Stockholder acknowledges and hereby agrees that any violation of the restrictions set forth in this Section 10 by the Stockholder or any of its Representatives shall be deemed to be a breach of this Section 10 by the Stockholder.

11. Disclosure. The Stockholder shall permit Parent to publish and disclose in all documents and schedules filed with the Securities and Exchange Commission, and any press release or other disclosure document that Parent determines to be necessary or desirable in connection with the Merger and any transactions related to the Merger, the Stockholder’s identity and ownership of Shares and the nature of the Stockholder’s commitments, arrangements and understandings under this Agreement.

12. Further Assurances. Subject to the terms and conditions of this Agreement, the Stockholder shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary to fulfill such Stockholder’s obligations under this Agreement or as may be reasonably requested by Parent from time to time.

13. Termination. This Agreement and the Proxy shall terminate and shall have no further force or effect as of the Expiration Date. Notwithstanding the foregoing, nothing set forth in this Section 12 or elsewhere in this Agreement shall relieve either party hereto from liability, or otherwise limit the liability of either party hereto, for any breach of this Agreement.

14. Miscellaneous.

(a) Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which will remain in full force and effect. In the event any Governmental Entity of competent jurisdiction holds any provision of this Agreement to be null, void or unenforceable, the parties hereto shall negotiate in good faith and execute and deliver an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision.

(b) Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

(c) Amendments; Waiver. This Agreement may be amended by the parties hereto, and the terms and conditions hereof may be waived, only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

(d) Specific Performance; Injunctive Relief. The parties hereto acknowledge that Parent shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of the Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity.

(e) Notices. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

If to Parent:

Actelion US Holding Company

5000 Shoreline Court

Suite 200

South San Francisco, Califonia 94080

Attention:      President, General Counsel

Facsimile:    (650) 589-1501

with a copy to (which shall not constitute notice):

Bingham McCutchen LLP

1900 University Drive

East Palo Alto, CA 94303

fax: (650) 849-4800

Attention: Bart Deamer

If to the Stockholder:

c/o CoTherix, Inc.

2000 Sierra Point Parkway, 6th Floor

Brisbane, CA 94005

fax: 650-808-6898

Attention: Vice President, Legal Affairs

with a copy to (which shall not constitute notice):

O’Melveny & Myers LLP

275 Battery Street, Suite 2600

San Francisco, CA 94111

fax: (415) 473-2601

Attention: Michael J. Kennedy

(f) No Waiver. The failure of either party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect of this Agreement at law or in equity, or to insist upon compliance by any other party with its obligation under this Agreement, and any custom or practice of the parties at variance with the terms of this Agreement, shall not constitute a waiver by such party of such party’s right to exercise any such or other right, power or remedy or to demand such compliance.

(g) No Third Party Beneficiaries. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

(h) Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without reference to rules of conflicts of law.

(i) Submission to Jurisdiction. ALL ACTIONS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE HEARD AND DETERMINED EXCLUSIVELY IN ANY DELAWARE STATE OR FEDERAL COURT SITTING IN NEW CASTLE COUNTY. The parties hereto hereby (i) submit to the exclusive jurisdiction of any state or federal court sitting in the Newcastle County for the purpose of any action arising out of or relating to this Agreement brought by any party hereto, and (ii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any of the above-named courts.

(j) Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14(j) AND SECTION 14(i).

(k) Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(l) Entire Agreement. This Agreement and the Proxy contain the entire understanding of the parties hereto in respect of the subject matter hereof, and supersede all prior negotiations, agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.

(m) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to give effect to the original intent of the parties hereto as closely as possible in a mutually acceptable manner.

(n) Interpretation.

(i) Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” As used in this Agreement, the term “affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.

(ii) The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Agreement.

(o) Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring the expenses, provided, however, that Parent shall not object to the Company’s bearing the Stockholder’s reasonable legal fees and expenses in connection with this Agreement.

(p) Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

(q) No Obligation to Exercise Options. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall obligate the Stockholder to exercise any option or other right to acquire shares of Company Common Stock; provided, that any shares of Company Common Stock issuable upon any such exercise shall constitute “Shares” for purposes of this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Tender and Voting Agreement to be effective as of the date first above written.

ACTELION US HOLDING COMPANY		STOCKHOLDER:

Individual Stockholder:

By
Name:
Title:
Name:

Entity Stockholder:

By
Name:
Title:

Share Beneficially Owned:

_______ shares of Company Common Stock

_______ shares of Company Common Stock issuable upon exercise of outstanding options, warrants, stock awards or other rights

SIGNATURE PAGE TO TENDER AND VOTING AGREEMENT

EXHIBIT A

1. IRREVOCABLE PROXY

The undersigned stockholder (the “Stockholder”) of CoTherix, Inc., a Delaware corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by law) appoints the directors on the Board of Directors of Actelion US Holding Company, a Delaware corporation (“Parent”), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the “Shares”) in accordance with the terms of this Irrevocable Proxy until the Expiration Date (as defined below). Upon the undersigned’s execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date.

This Irrevocable Proxy is irrevocable to the fullest extent permitted by law, is coupled with an interest and is granted pursuant to the Tender and Voting Agreement of even date herewith by and among Parent and the undersigned stockholder (the “Tender and Voting Agreement”), and is granted in consideration of Parent entering into the Agreement and Plan of Merger of even date herewith (the “Merger Agreement”) among Parent, Curl Acquisition Subsidiary, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (the “Purchaser”), and the Company. The Merger Agreement provides for, among other things, (i) an offer by the Purchaser to pay Thirteen Dollars and Fifty Cents ($13.50) in cash (the “Offer Price”) for each of the issued and outstanding shares of common stock, par value $0.001 per share, of the Company (“Company Common Stock”) and (ii) the merger of Purchaser with and into the Company, pursuant to which all outstanding shares of capital stock of the Company will be converted into the right to receive the consideration set forth in the Merger Agreement.

As used herein, the term “Expiration Date” shall mean the earlier of (i) such date and time as the Merger Agreement shall have been terminated pursuant to Article X thereof or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement.

The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned’s attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special, adjourned or postponed meeting of stockholders of the Company and in every written consent in lieu of such meeting: (i) in favor of the adoption of the Merger Agreement and in favor of each of the other actions contemplated by the Merger Agreement; (ii) against approval of any proposal made in opposition to, or in competition with, consummation of the Offer, the Merger or any other transactions contemplated by the Merger Agreement; and (iii) against any of the following actions (other than those actions that relate to the Offer, the Merger and any other transactions contemplated by the Merger Agreement): (A) any merger, consolidation, business combination, sale of assets, reorganization or recapitalization of the Company or any subsidiary of the Company with any party, (B) any sale, lease or transfer of any significant part of the assets of the Company or any subsidiary of the Company, (C) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any subsidiary of the Company, (D) any material change in the capitalization of the Company or any subsidiary of the Company, or the corporate structure of the Company or any subsidiary of the Company, or (E) any action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Offer, the Merger or any other transactions contemplated by the Merger Agreement.

The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter. The undersigned stockholder may vote the Shares on all other matters.

Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

This Irrevocable Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

Dated: November 19, 2006	STOCKHOLDER:

Individual Stockholder:

Name:

Entity Stockholder:

By
Name:
Title: